AMENDMENT

TO

TRANSFER AGENCY AND SERVICE AGREEMENT

This Amendment (“Amendment”) is made as of the 11th day of July, 2018, by and between OPPENHEIMER ETF TRUST (formerly, RevenueShares ETF Trust) (the “Trust”) and THE BANK OF NEW YORK MELLON (formerly, The Bank of New York) (“BNY Mellon”).

BACKGROUND:

A.	BNY Mellon and the Trust entered into a Transfer Agency and Service Agreement dated as of February 19, 2008, (the “Agreement”) relating to BNY Mellon’s provision of services to the Trust and its series (each a “Fund”).

B.	The parties desire to amend the Agreement as set forth herein.

TERMS:

The parties hereby agree that:

1.	Appendix I to the Agreement is hereby deleted in its entirety and replaced with Appendix I attached hereto.

2.       Miscellaneous.

(a)	As hereby amended and supplemented, the Agreement shall remain in full force and effect.

(b)	The Agreement, as amended hereby, constitutes the complete understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior communications with respect thereto.

(c)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this Amendment shall constitute the valid and binding execution hereof by such party.

(d)	This Amendment shall be governed by the laws of the State of New York, without regard to its principles of conflicts of laws.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers designated below on the date and year first above written.

OPPENHEIMER ETF TRUST

_________________________________

On behalf of each Fund identified on

Appendix I to the Agreement

By:__/s/ Taylor V. Edwards ________

Name: __Taylor V. Edwards________

Title: ___Assistant Secretary________

THE BANK OF NEW YORK MELLON

By:__/s/ Thomas Porrazzo _____________

Name: __ Thomas Porrazzo ____________

Title: _Managing Director______________

APPENDIX I

Oppenheimer S&P 500 Revenue ETF

(f/k/a Oppenheimer Large Cap Revenue ETF )

Oppenheimer S&P MidCap 400 Revenue ETF

(f/k/a Oppenheimer Mid Cap Revenue ETF)

Oppenheimer S&P SmallCap 600 Revenue ETF

(f/k/a Oppenheimer Small Cap Revenue ETF)

Oppenheimer S&P Financials Revenue ETF

(f/k/a Oppenheimer Financials Sector Revenue ETF)

Oppenheimer S&P Ultra Dividend Revenue ETF

(f/k/a Oppenheimer Ultra Dividend Revenue ETF)

Oppenheimer ESG Revenue ETF

Oppenheimer Global ESG Revenue ETF

Oppenheimer Global Revenue ETF

Oppenheimer International Revenue ETF

Oppenheimer Emerging Markets Revenue ETF

Oppenheimer Russell 1000 Momentum Factor ETF

Oppenheimer Russell 1000 Value Factor ETF

Oppenheimer Russell 1000 Low Volatility Factor ETF

Oppenheimer Russell 1000 Size Factor ETF

Oppenheimer Russell 1000 Quality Factor ETF

Oppenheimer Russell 1000 Yield Factor ETF

Oppenheimer Russell 1000 Dynamic Multifactor ETF

Oppenheimer Russell 2000 Dynamic Multifactor ETF

Oppenheimer Emerging Markets Ultra Dividend Revenue ETF

Oppenheimer International Ultra Dividend Revenue ETF